Exhibit 10.37

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

SALES AGENCY AGREEMENT

THIS SALES AGENCY AGREEMENT (this “Agreement”) is made and entered into this May 13, 2023 (the “Effective Date”) by and between Allurion Technologies, Inc, a Massachusetts corporation with its principal place of business at 11 Huron Drive, Natick, MA 01760 (“Allurion”) and Covidien AG, an entity with its principal place of business at Victor von Bruns Strasse 19, 8212 Neuhausen am Rheinfall, Switzerland.

RECITALS

WHEREAS, Covidien AG (referred to herein as “Medtronic”) is an affiliate of Medtronic plc. Medtronic plc is one of the world’s leading developers, manufacturers and sellers of medical devices and is active in bariatric therapies with surgical staplers, vessel sealers, and additional surgical devices.

WHEREAS, Allurion is a vertically integrated medical device company that is developing, manufacturing, and commercializing innovative weight loss experiences centered around its Allurion Balloon (as the term is defined below) and is interested in Medtronic promoting the Allurion Balloon.

WHEREAS, Allurion has also developed the Virtual Care Suite, and Medtronic is interested in the underlying Virtual Care Suite Data (as such terms are defined below).

WHEREAS, Allurion desires to appoint Medtronic, and Medtronic desires to be appointed, as a sales agent for Allurion for the Product in the Pilot Country (as the terms are defined below), pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following words, terms and phrases, where written with an initial capital letter, shall have the meanings assigned to them in this Article 1 unless the context otherwise requires:

1.1 “Affiliate” means any other entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the first entity. Control shall mean the power to direct the management or affairs of such entity, whether through contract, owning more than fifty percent (50%) of the total voting power of the entity.

1.2 “Allurion Balloon” means the Allurion™ Gastric Balloon, a swallowable, non-surgical gastric balloon for weight loss.

1.3 “Allurion Information” means all information, other than information in published form or expressly designated by Allurion as non-confidential, which is directly or indirectly disclosed to Medtronic by Allurion or embodied in the Products provided hereunder, regardless of the form in which it is disclosed, relating in any way to Allurion’s markets, customers, technology, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, costs, suggested prices, revenues, profits, organization, employees, distributors or business in general.

1.4 “Applicable Law” means any law, statute, code, rule, regulation, published interpretation, ordinance, directive, regulatory bulletin or guidance, regulatory examination or order, treaty, judgment, decree or injunction of any Governmental Authority that is applicable to or binding in the situation in which the term is used.

1.5 “Customer” shall mean the purchaser of the Product.

1.6 “Data Protection Laws” means all relevant data protection laws pertaining to the collection, processing, and sharing of personal information as defined by the relevant law.

1.7 “FDA” means the United States Food and Drug Administration.

1.8 “Force Majeure” means any event or condition, not existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties hereto of its obligations hereunder. Without limiting the generality of the foregoing, the following shall constitute events or conditions of Force Majeure: acts of State or governmental action, riots, war, terrorism, strikes, lockouts, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion.

1.9 “Governmental Authority” means any government, state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including federal, state or local.

1.10 “Intellectual Property” means but is not limited to letters patent and patent applications; trademarks, service marks and registrations thereof and applications therefor; copyrights and copyright registrations and applications; mask works and registrations thereof; and all inventions, discoveries, ideas, technology, know-how, trade secrets, data, test reports, information, processes, formulas, drawings and designs, licenses, computer programs and software, and other items of intellectual property; and all amendments, modifications, and improvements to any of the foregoing.

1.11 “Labeling” shall have the meaning set forth in the Governmental Authority statutes and regulations applicable to medical devices.

1.12 “Medtronic Information” means all information, other than information in published form or expressly designated by Medtronic as non-confidential which is directly or indirectly disclosed to Allurion by Medtronic, regardless of the form in which it is disclosed, relating in any way to Medtronic’s markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, costs, suggested prices, revenues, profits, organization, employees, distributors or business in general.

1.13 “Net Sales” shall mean all sales amounts received from Customers less: [***].

1.14 “Pilot Country” or “Pilot Countries” means Turkey, as may be amended from time to time by the parties via a written amendment to this Agreement.

1.15 “Products or Product” means those products manufactured and services provided by Allurion and listed in the attached Exhibit A.

1.16 “Product Liability Damages” means any liability, claim or expense, including but not limited to reasonable attorneys’ fees and medical expenses, arising in whole or in part out of claims of third parties for personal injury or loss of or damage to property relating to or arising out of the Products, whether based in whole or in part on a breach of any express or implied product warranty, on strict liability in tort, negligent manufacture of product, or any other allegation of liability arising directly from the design, testing, manufacture, packaging, Labeling (including instructions for use), or sale of the Products.

1.17 “Specifications” means the specifications for the Products but not limited to Product performance characteristics.

1.18 “Virtual Care Suite” means Allurion’s digital platform for providers and patients to help customize, monitor and manage weight loss therapy for patients regardless of their treatment plan: gastric balloon, surgical, medical, or nutritional.

1.19 “Virtual Care Suite Data” means the anonymized and/or aggregated account data which includes aggregated calculations based on patient data originating from the Virtual Care Suite [***], as further described in Exhibit B. Virtual Care Suite Data does not include individual patient data.

ARTICLE 2

SCOPE OF AGREEMENT

2.1 Sales Agent Appointment. Allurion hereby appoints Medtronic and Medtronic hereby accepts appointment, as a non-exclusive sales agent in the Pilot Country/Countries for the Products during the Term (as defined in Section 11.1 below) of this Agreement. Medtronic, through its Affiliates and/or distributor network, will promote and solicit the sale of the Products to Customers solely in the Pilot Country/ Countries. During the Term, the parties may mutually agree to expand the Pilot Countries, with any such expansion becoming effective upon a written amendment to this Agreement. For the avoidance of doubt, Medtronic shall not promote or solicit the sale of Products outside the Pilot Country / Countries.

2.2 Sales by Third Parties. During the Term of this Agreement, Allurion will not allow any third party, including an Affiliate, to act as a sales agent or distributor or to in any way be a party to or facilitate the sale or lease of the Products in the Pilot Countries without first notifying Medtronic in writing and negotiating in good faith with Medtronic. Allurion may allow a third party or Affiliate to act as a sales agent or distributor or otherwise facilitate the sale or lease of the Products in a Pilot Country if Medtronic has declined its interest, or indicated interest and the parties are unable to conclude a respective agreement, mutually acceptable to both parties, within thirty (30) days after Allurion’s notification. Medtronic acknowledges that, as of the Effective Date, Allurion (or an Affiliate thereof) has arrangements with one or more third parties pursuant to which such third parties act as sales agents and/or distributors or otherwise facilitate the sale or lease of the Products in the Pilot Countries. Notwithstanding anything to the contrary in this Section 2.2, Allurion (or an Affiliate thereof) shall have the right to (i) continue to allow such third parties to act as sales agents and/or distributors and/or facilitate the sale or lease of the Products in the Pilot Countries, and (ii) sell directly into the Pilot Countries.

2.3 Right of First Negotiation. During the Term of this Agreement, upon Allurion’s receipt of an unsolicited written offer or invitation to negotiate from an unaffiliated third party (other than Medtronic or its Affiliates, and other than third parties with which Allurion (or an Affiliate) has existing distribution, sales agency, development or similar arrangements), including a Competitive Company (as defined below), for a Covered Transaction (as defined below) (a “Third Party Offer”), Allurion shall provide Medtronic with prompt written notice of receipt of such Third Party Offer (a “Covered Transaction ROFN Notice”) [***].    For purposes of this Agreement, a “Covered Transaction” means:

(i)	[***]

(ii)	[***]

(iii)	[***].

For purposes of this Agreement, [***].

Within [***] following Allurion’s delivery of a Covered Transaction ROFN Notice (the “ROFN Election Period”), Medtronic shall provide Allurion with written notice setting forth that it desires to enter into negotiations for such Covered Transaction with Allurion. Subject to compliance with the preceding sentence, during the [***] period following Allurion’s delivery of a Covered Transaction ROFN Notice (the “ROFN Negotiation Period”), Allurion agrees to exclusively negotiate in good faith with Medtronic the terms of a definitive written agreement, pursuant to which Allurion and Medtronic (or an affiliate of Medtronic) would enter into such Covered Transaction. Unless otherwise agreed to by Medtronic, during the ROFN Negotiation Period, neither Allurion nor any of its directors, officers, employees, agents or any of their respective representatives shall negotiate or discuss any other offer with, or solicit or accept any other offer from, any third party other than Medtronic regarding any Covered Transaction.

If, either (i) as of the expiration of the ROFN Negotiation Period, Allurion and Medtronic have not executed a definitive agreement with respect to such Covered Transaction, or (ii) as of the expiration of the ROFN Election Period, Medtronic fails to deliver to Allurion written notice setting forth that it desires to enter into negotiations for such Covered Transaction as provided above, then Allurion and any of its directors, officers, employees, agents or any of their respective representatives shall have the right to negotiate the contemplated Covered Transaction that was described in the Covered Transaction ROFN Notice with the third party who made the Third Party Offer.

For the avoidance of doubt, (i) if Allurion receives multiple Third Party Offers for Covered Transactions (or different combinations of Covered Transactions), Medtronic shall have an independent right of first negotiation on the terms described above with respect to each such Third Party Offer; and (ii) nothing in this Section shall operate to limit Medtronic’s rights under this Agreement.

Medtronic acknowledges that, as of the Effective Date, Allurion (or an Affiliate) has arrangements with third parties that would constitute a Covered Transaction under this Section 2.3. Notwithstanding anything to the contrary in this Section 2.3, Allurion (and any Affiliate) shall have the right to (i) continue and maintain such arrangement(s) with such third parties, and (ii) sell directly anywhere outside the Pilot Countries.

2.4 Steering Committee. A steering committee will oversee and coordinate the activities of the parties under this Agreement, and to work through and resolve any issues arising hereunder. The steering committee will be comprised of four (4) members from Medtronic and Allurion. Two (2) steering committee representatives will be nominated by and serve on behalf of Medtronic; and the other two (2) steering committee representatives will be nominated by and serve on behalf of Allurion. Each party may change its representatives upon written notice to the other party. The steering committee will meet at least monthly, either in person or by teleconference, as agreed by the steering committee from time to time. The steering committee shall have no decision-making authority or authority to bind the Parties. Any recommendations for modifications to the terms and conditions of this Agreement or the relationship of the parties must be approved in writing through an amendment to this Agreement and executed by both parties. Any disputes or disagreements at the steering committee level that cannot be amicably resolved by members of the steering committee will be subject to resolution in accordance with Section 12.1 hereof. The steering committee may discuss other collaboration activities, including a promotional and sales action plan, sales and marketing opportunities in relation to Virtual Care Suite as a standalone tool, and a joint care pathway to leverage Virtual Care Suite Data.

2.5 Joint Activities. The parties may conduct joint marketing activities or educational events in relation to their respective products in the Pilot Country/Countries. Steering committee shall submit required joint activities to be assessed and approved in Pilot Country/ Countries by Ministry of Health in accordance with local regulations. Any such activities or events will be coordinated through the steering committee.

ARTICLE 3

MARKETING AND TRAINING MATERIALS

3.1 Marketing Materials; Ownership and License. Allurion shall, at Allurion’s expense, provide Medtronic with access to digital files of Product sales literature, marketing and technical information concerning the Product, including content and materials in use in the United States or other countries, testing and clinical data reasonably requested by Medtronic and available to Allurion, and template promotional materials, brochures, instructional material, and advertising literature, in each case reasonably requested by Medtronic and available to Allurion, to use solely in the training of Medtronic’s personnel and the marketing and distribution of the Product. Allurion shall make available to Medtronic such other information and training materials in digital form available to Allurion, as reasonably requested by Medtronic to market the Product, including on-going technical support and information to support Medtronic’s personnel and sales representatives, such as analytics and financial reporting. All such information, training and materials shall be in English, and shall be owned exclusively by Allurion. Medtronic shall be allowed to adhere a Medtronic logo/contact sticker to any of the marketing materials without Allurion’s prior approval. During the Term of this Agreement, Allurion hereby grants to Medtronic a non-exclusive, nontransferable, non-sublicensable, revocable, fully paid-up license to use the materials provided by Allurion pursuant to this Section 3.1. Such use shall be strictly limited to Medtronic’s use of the materials as set forth herein and in any written instructions provided by Allurion. Upon the expiration or termination of this Agreement, Medtronic shall, at Allurion’s request, promptly return or destroy all materials provided or otherwise made available by Allurion.

ARTICLE 4

GENERAL OBLIGATIONS OF ALLURION

4.1 Virtual Care Suite Data. Each month during the Term, subject to and in compliance with Data Protection Laws, Allurion shall provide to Medtronic and its Affiliates such Virtual Care Suite Data from the Customers with signed purchase orders in the Pilot Country/Countries. [***]. Allurion shall be responsible for ensuring that the Virtual Care Suite Data shared by Allurion with Medtronic can be shared with Medtronic and its Affiliates.

4.2 Complaints. Allurion shall be responsible for all quality and compliance issues as the manufacturer of the Product, including but not limited to Governmental Authority inspections and communications. Allurion shall be responsible for complaint and adverse events reporting, including MDRs and vigilance reports, to appropriate regulatory agencies and shall bear full responsibility for handling all necessary medical device reports for Products sold under this Agreement. If Medtronic becomes aware of any death or injury: (i) which is caused in whole or in part by a defect in or malfunction of any of the Products, or (ii) which is alleged to have been caused, in whole or in part, by a defect in or malfunction of any of the Products regardless of whether there is a basis for such allegation, or (iii) which could conceivably be the basis for an allegation that any of the Products malfunctioned or were defective, regardless of whether there is a basis for such an allegation, then Medtronic will promptly notify such death or injury to Allurion and    Allurion shall report such death or injury to the appropriate regulatory authorities as required by Applicable Law and Regulations. Allurion will notify Medtronic of any complaints it receives. Allurion will notify Medtronic within [***] of and provide complete information with regard to any adverse events, MDRs, malfunction reports, field corrective actions and similar Governmental Authority inspections or communications.

4.3 Compliance with Laws. Both Allurion and Medtronic shall at all times (i) conduct their activities under this Agreement in compliance with all Applicable Laws now or hereafter in effect in or applicable to the Pilot Country, including but not limited to the Foreign Corrupt Practices Act, as amended (15 U.S.C §§ 78dd-1, et seq.), the Federal “Anti-Kickback” statute (42 U.S.C. § 1320a-7b(b)) and the “Discount Safe Harbor” set forth at 42 C.F.R. § 1001.952(h), any state or foreign equivalent of either of the foregoing; (ii) pay any and all fees and other charges required by such laws, rules, regulations and orders with respect to the conduct of its activities; and (iii) have and maintain in full force and effect any and all licenses, permits, authorizations, registrations and qualifications from all governmental ministries and agencies in the Pilot Country, to the extent necessary or appropriate to perform its obligations hereunder. For clarity, Allurion or its designee shall be solely responsible for having and maintaining in full force and effect any and all licenses, permits, authorizations, registrations and qualifications in relation to the sale and distribution of the Products in the Pilot Country/Countries including the Product registrations and reimbursement registrations (if applicable). If lawful performance of Medtronic and/or its Affiliate’s obligations hereunder necessitates an authorization, registration and/or representation as to Medtronic’s appointment hereunder by Allurion or its designee in the Pilot Country/Countries, Allurion or its designee shall issue such authorization and ensure relevant registrations, and representations are made as appropriate in a timely manner upon Medtronic’s request. Either party’s violation of any law or regulation concerning the activities contemplated by this Agreement shall be grounds for immediate termination of this Agreement.

4.4 Demonstration Units for Conventions. Allurion shall provide demonstration Product units (“Demonstration Units”) to support such Product demonstrations at medical conventions, trade shows, and other similar meetings or conventions at which Medtronic desires to feature the Product.

4.5 Sales and Product Training. In order to support Medtronic in its efforts to perform its obligations under this Agreement, Allurion will, at its own expense, provide such Product and sales process training, including but limited to travel, preparation, supplies, as the Parties deem reasonably necessary for Medtronic to perform its obligations under this Agreement. Allurion will provide Medtronic and Affiliate with relevant customer information in the Pilot Country/ Countries.

ARTICLE 5

ORDERS FOR PRODUCTS

5.1 Purchase Orders. Medtronic shall direct any Customer orders for the Products directly to Allurion or Allurion’s designee in writing so that Allurion (or its designee), may enter into the Product sales agreement at its sole discretion, and ship the Products directly to Customer. Allurion (and/or its designee) shall be responsible for all Product fulfillment, shipping, handling, invoicing, and collections to Customers with whom Allurion or its designee enters into a Product sales agreement. For the avoidance of doubt, Medtronic and its Affiliates shall not enter into any agreement with any Customer or other entity regarding Products. Any Product sold by or on behalf of Allurion to a Customer in the Pilot Country that was directed to Allurion by Medtronic as set forth in this Section 5.1 shall be deemed a “Referred Product”.

ARTICLE 6

PRICES: DELIVERY; ACCEPTANCE

6.1 Product Prices. Medtronic will solicit orders for the Products from Customers. Medtronic may offer Product list pricing to Customers as described in Exhibit A.    Exceptions outside this list price will be discussed between Medtronic and Allurion, and subject to Allurion’s approval within [***]. Medtronic will direct all Customer orders, including the Customer and Allurion accepted Product pricing, to Allurion or its designee to enter into the Product sales contract. Allurion shall use commercially reasonable efforts to put in place and maintain (or have its designee put in place and maintain) the Customer sales contracts.

6.2 Commissions. Medtronic shall receive [***] of the Net Sales of each Referred Product sold during the Term (the “Commission”). Allurion shall pay Medtronic the Commission with respect to Net Sales of Referred Product during a calendar quarter, no later than [***] following the end of such calendar quarter. Payment shall be made via check or wire transfer in accordance with the following:

Wire Transfer:

[***]

[***]

[***]

[***]

[***]

[***]

6.3 Sales Reports. Allurion shall provide Medtronic with [***] sales reports detailing Referred Product sales by Pilot Country and providing Product tracings by Pilot Country, including: (i) Customer name and number, (ii) Product description, total quantity, and total revenue, (iii) date of sale, (iv) the total amount of Net Sales, and (v) total Commission owed to Medtronic.

6.4 Delivery Terms. Allurion shall deliver or have delivered the Product to the Customer as agreed between Customer and Allurion or Allurion’s designee.

6.5 Taxes. As between the parties, Allurion shall be responsible for and shall pay for all taxes, duties, tariffs, import deposits, foreign exchange permits and fees, assessments and other governmental charges, however designated, associated with the delivery of the Products to the Customer. For the avoidance of doubt, Medtronic shall be responsible for taxes based on Medtronic’s income in connection with the Commission.

6.6 Product Installation and Training. All Product installation and training at the Customer’s facility will be performed by a qualified representative of Allurion or its designee.

ARTICLE 7

WARRANTY AND INDEMNITY

7.1 Warranty.

(a) Allurion represents and warrants that all Products subject to this Agreement will have been designed, manufactured, labeled, packaged and sold to Customer in accordance with Allurion’s quality system, all Applicable Laws, including (as applicable) FDA requirements including FDA Good Manufacturing Practices and Quality Systems Regulations as set forth in 21 C.F.R Part 820, FDA establishment registration of the facility which will manufacture the Products, and ISO -1345 certification or successor requirements. Allurion further represents and warrants to Medtronic that Allurion’s manufacturing and quality system for Products manufactured by Allurion will have been audited and certified to be in compliance.

(b) Allurion warrants to Medtronic that the Products sold under this Agreement shall be in strict accordance with the Specifications, of good quality and workmanship, and safe and fit for their intended use.

(c) Allurion warrants to Medtronic that it has the right and is permitted to disclose to Medtronic the Virtual Care Suite Data provided to Medtronic hereunder, for Medtronic’s use as provided in this Agreement.

(d) Allurion warrants that all Virtual Care Suite Data shared with Medtronic has been collected in accordance with all relevant Data Protection Laws.

7.2 Indemnification.

(a) Allurion shall indemnify, defend and hold harmless Medtronic, its Affiliates, and each of its subsidiaries, officers, directors, employees and shareholders from and against and in respect of any and all assessments, losses, damages, liabilities, interest and penalties, costs and expenses arising from any third party demand, claim, action or causes of actions (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (“Indemnifiable Loss”), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of (i) any breach of representation, warranty, or agreement on the part of Allurion under this Agreement, (ii) Product Liability Damages where such damages resulted from a Product manufactured by Allurion or its contractors, (iii) product claims made by Allurion in its advertising, publicity or promotional materials which are supplied to Medtronic, or (iv) other negligence or intentional misconduct of Allurion. Allurion shall maintain Product liability insurance or self-insurance in the amounts necessary or commercially advisable to its performance under this Agreement. Allurion shall name Medtronic as an additional insured under Allurion’s insurance policy and, upon Medtronic’s request, shall provide Medtronic with a certificate of insurance.

(b) Medtronic shall indemnify, defend and hold harmless Allurion, its Affiliates, and each of its subsidiaries, officers, directors, employees and shareholders from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any (i) breach of representation, warranty, or agreement on the part of Medtronic under this Agreement, or (ii) any negligence or intentional misconduct of Medtronic.

(c) Any party entitled to indemnification under this Agreement shall give the indemnifying party prompt notice of the covered claim, shall allow the indemnifying party to control the defense and settlement of the claim, and shall reasonably cooperate in such defense at the indemnifying party’s expense.

ARTICLE 8

INTELLECTUAL PROPERTY RIGHTS, REPRESENTATIONS,

WARRANTIES AND LIMITATIONS OF LIABILITY

8.1 Representations. Warranties and Indemnification.

(a) Noninfringement. Allurion represents and warrants that the design, manufacture, use, sale and provision of any of the Products by Allurion, and Medtronic’s subsequent role as a sales agent for the Products, will not infringe, misappropriate, or violate the Intellectual Property rights of any third party.

(b) Rights in Intellectual Property. Allurion represents and warrants that, subject to Medtronic’s rights under this Agreement, Allurion owns, or possesses via license, the entire right, title and interest in and to the Intellectual Property used or employed to design, manufacture, distribute, and use any of the Products, without restriction or encumbrance. Allurion represents and warrants that Allurion owns sufficient rights and is authorized to transfer such rights to Medtronic for Medtronic’s activities pursuant to this Agreement. Allurion represents and warrants that Medtronic owes no payment or obligation to any third party for use of any third party Intellectual Property incorporated into any of the Products in acting as a sales agent for the Products.

(c) Claims. Allurion represents and warrants that there are no actual or threatened claims, actions, suits or other judicial or administrative proceedings by any person or entity against Allurion regarding the use of the Intellectual Property used or employed to manufacture, distribute, or use the Products.

8.2 Authority; No Conflicting Agreements. Each party hereby represents and warrants to the other party that it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each party represents and warrants that neither it nor any of its Affiliates has or will have any agreement with any third party that conflicts in any way with their obligations under this Agreement.

8.3 DISCLAIMER. EXCEPT FOR THE WARRANTIES EXPRESSLY GRANTED UNDER THIS AGREEMENT AND ANY EXPRESS WARRANTIES WITH RESPECT TO THE PRODUCTS, ALLURION AND MEDTRONIC EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT (INCLUDING THE PRODUCTS), INCLUDING ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

8.4 LIMITATION OF LIABILITY. OTHER THAN WITH RESPECT TO A PARTY’S BREACH OF ITS CONFIDENTIALITY AND INTELLECTUAL PROPERTY OBLIGATIONS HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, INDIRECT, PUNITIVE, OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS OR LOST BUSINESS OPPORTUNITIES).

8.5 Rights to Use Marks and Copyrighted Material.

(a) In addition to the license granted in Section 3.1 above, Allurion hereby grants to Medtronic and its affiliates and agents a non-exclusive, revocable and nontransferable right to use Allurion’s name, trademarks, tradenames, logos and trade dress relating to the Products (“Allurion Trademarks”) solely in connection with the performance of Medtronic’s obligations under this Agreement during the term of the Agreement. Medtronic acknowledges Allurion’s exclusive ownership of the Allurion Trademarks and that the use of any Allurion Trademarks and all resulting goodwill shall inure to the sole benefit of Allurion. Medtronic shall not act in any manner inconsistent with such ownership. Medtronic agrees not to create or use any composite mark comprising Allurion Trademarks together with any Medtronic trademark in a manner that incorporates the marks of each of the parties. Allurion hereby grants to Medtronic and its affiliates and agents a non-exclusive, revocable and nontransferable right to use Allurion’s copyrights in any content provided to Medtronic and/or approved by Allurion under this Agreement, solely in connection with the exercise of Medtronic’s rights and the performance of Medtronic’s obligations under this Agreement during the term of the Agreement.

(b) Allurion acknowledges Medtronic’s exclusive ownership of Medtronic’s name, trademarks, tradenames, logos and trade dress (“Medtronic Trademarks”) and that the use of any Medtronic Trademarks and all resulting goodwill shall inure to the sole benefit of Medtronic. Allurion shall not act in any manner inconsistent with such ownership.

8.6 No Other Rights. For clarity, except as expressly provided otherwise in this Agreement or except as such rights are necessary for the performance of this Agreement in accordance with its terms, nothing in this Agreement will be construed to confer upon either party any license or other right to use any patent, copyrighted materials, name, trademark, tradename or other intellectual property belonging to the other party, and neither party will claim any such right. For the avoidance of doubt, except for the rights expressly granted herein, as between the parties Allurion shall retain all right, title and interest in and to the Products, Virtual Care Suite and Virtual Care Suite Data.

8.7 Information Acquired Subsequent to Effective Date. If, subsequent to the Effective Date, Allurion obtains information that affects, conflicts with, or is inconsistent with any representation made or warranty given by Allurion in this Agreement, Allurion covenants to promptly advise Medtronic in writing of such information acquired subsequent to Effective Date. Allurion and Medtronic understand that this Paragraph 8.7 imposes upon Allurion the obligation to provide Medtronic with the information necessary to maintain the accuracy of any representation and/or warranty both as of the Effective Date and subsequent to the Effective Date. However, the provision of such information shall not affect the scope of any representation or warranty given by Allurion under this Agreement.

8.8 Material Breach. Failure of either party to honor its obligations under this Section 8 shall be considered a material breach of the Agreement which shall entitle the other party to exercise its rights under Section 10.2 herein.

ARTICLE 9

CONFIDENTIALITY

9.1 Non-Disclosure.

(a) Medtronic acknowledges and agrees that all Allurion Information is confidential and proprietary to Allurion. Medtronic agrees not to use any such Allurion Information for any purpose other than as expressly permitted or required for performance by Medtronic hereunder. Medtronic further agrees not to disclose or provide any such Allurion Information to any third person or party and to take all necessary measures to prevent any such disclosure by its present and future employees, directors, officers, distributors, dealers, subsidiaries, contractors, sub-distributors or consultants during the term of this Agreement.

(b) Allurion acknowledges and agrees that all Medtronic Information is confidential and proprietary to Medtronic. Allurion agrees not to use any such Medtronic Information for any purpose other than as expressly permitted or required for performance by Allurion hereunder. Allurion further agrees not to disclose or provide any such Medtronic Information to any third person or party and to take all necessary measures to prevent any such disclosure by its present and future employees, directors, officers, distributors, dealers, subsidiaries, contractors, sub-distributors or consultants during the term of this Agreement.

9.2 Limitations to Non-Disclosure. Nothing herein shall prevent Medtronic from using, disclosing or authorizing the disclosure of any Allurion Information provided by Allurion or prevent Allurion from using, disclosing or authorizing the disclosure of any Medtronic Information provided by Medtronic, or part thereof, to the extent that the applicable Allurion Information or Medtronic Information:

(a) was already in the possession of the receiving party prior to its receipt from the disclosing party;

(b) is or becomes part of the public domain by reason of acts not attributable to the receiving party;

(c) is or becomes available to the receiving party from a source other than the disclosing party, which source, to the best of the receiving party’s knowledge, has rightfully obtained such information and has no obligation of non-disclosure or confidentiality to the disclosing party with respect thereto; or

(d) is independently developed by the receiving party completely without reference to any confidential information of the disclosing party, as evidenced by the receiving party’s written records.

The receiving party may make disclosures to the extent required by legal, accounting or regulatory requirements beyond the reasonable control, and despite the reasonable efforts of, the receiving party, provided the receiving party uses reasonable efforts to limit disclosure, if permitted. In any such event, disclosure shall be subject to prompt delivery of a prior written notice to the disclosing party (if legally permitted), so that the disclosing party may seek a protective order or other appropriate remedy, and the receiving party shall reasonably cooperate with the disclosing party to the extent the disclosing party seeks such an order or remedy.

ARTICLE 10

TERM AND TERMINATION

10.1 Term. This Agreement shall take effect as of the date first written above and shall continue in force for twelve (12) months thereafter with automatic renewal for additional twelve (12) month periods (such period and any renewal periods being referred to herein as the “Term”), unless and until terminated by either Medtronic or Allurion by one party giving the other party written notice of such termination at least [***] prior to the end of the then current Term.

10.2 Termination. Notwithstanding the provisions of Section 10.1 above, this Agreement may be terminated in accordance with any of the following provisions:

(a) Either party may terminate this Agreement by giving notice in writing to the other party in the event that the other party is in material breach of this Agreement and shall have failed to cure such breach within [***] of receipt of written notice thereof from the first party, in which case the terminating party shall also have all other rights and remedies available at law or in equity.

(b) Either party may terminate this Agreement at any time by giving notice in writing to the other party, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of its creditors, go into liquidation or receivership, cease to function as a going concern, cease to conduct its operations in the normal course of business or otherwise lose legal control of its business in which case the terminating party shall also have all other rights and remedies available at law or in equity.

(c) Either party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure which prevents performance of this Agreement by such other party continue for more than [***] as provided in Section 11 below.

(d) Either party may terminate this Agreement for any reason by giving the other party [***] prior written notice.

10.3 Rights and Obligations on Termination. In the event of the termination of this Agreement for any reason, the parties hereto shall have the following rights and obligations:

(a) Termination of this Agreement shall not release either party from the obligation to make payment of all amounts then or thereafter due and payable and which have accrued prior to the date of termination;

(b) The parties’ rights and obligations pursuant to Sections 7, 8 (except 8.7), 9, 10, 11, 12, and 13 shall survive the termination of this Agreement;

(c) Medtronic shall cease the use of all Allurion Information and shall deliver to Allurion all signs, records, manuals, books, forms, documents, reports, data, tables, and all summaries and copies of the foregoing;

(d) Medtronic shall duly and promptly refer to Allurion any and all inquiries, orders and correspondence whether in written or oral form, pertaining to any of the Products.

10.4 No Liability. Neither party to this Agreement shall be liable to the other party by reason of the termination or expiration of this Agreement, in accordance with its terms, for any compensation, reimbursement or damages on account of any (a) loss of prospective profits, (b) anticipated sales or (c) expenditure, investment, lease or other commitment relating to the business or goodwill of the other party.

ARTICLE 11

FORCE MAJEURE

11.1 Notice. Upon giving written notice to the other party, a party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented, despite all commercially reasonable efforts, by the event of Force Majeure.

11.2 Mutual Suspension of Performance. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

ARTICLE 12

DISPUTES AND GOVERNING LAW

12.1 Governing Law and Disputes. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, exclusive of conflict or choice of law rules.

Except for claims for indemnification or in the event of a breach or threatened breach of the intellectual property or confidentiality provisions hereof, for which specific performance or other remedies at equity are available and may be pursued, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Delaware before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

ARTICLE 13

GENERAL TERMS

13.1 Relationship.

(a) Except as otherwise set forth herein, this Agreement does not make either party the employee or agent of the other, neither party is granted any right or authority to assume or to create any obligation, liability or responsibility, express or implied, on behalf of or in the name of the other party, and in fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor.

(b) Medtronic shall clearly state and indicate in its dealings with all third persons and parties that Medtronic is not an employee or agent of Allurion for any purpose (except as sales agent hereunder), and that Medtronic is acting on its own accord.

(c) Successors and Assigns. The rights or obligations of the parties hereto may not be assigned without the prior written consent of the other party. Subject to the foregoing, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties hereto.

13.2 Notices. All notices hereunder shall be deemed given if in writing and delivered personally or express courier (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to Medtronic, to:

Covidien AG

Attn: Managing Director

Victor von Bruns Strasse 19

8212 Neuhasen am Rheinfall

Switzerland

(b)	if to Allurion, to:

Allurion Technologies, Inc.

11 Huron Drive

Natick, MA 01760

Attn: Christopher Geberth, CFO

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Any party may change the above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally) or on the second business day after date postmarked (if delivered by express courier).

13.3 Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior proposals, discussions, or agreements, whether written or oral, relating hereto.

13.4 Waiver. Discharge, Amendment. Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement, shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreements or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Any amendment to this Agreement shall be in writing and signed by the parties hereto.

13.5 Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

13.7 Expenses. Unless otherwise indicated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisers, consultants, actuaries and independent accountants) incurred in connection with the preparation and execution of this Agreement and consummation of the transactions contemplated hereby.

13.8 Public Disclosure. Except as otherwise set forth herein, each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of Applicable Law and stock exchanges, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto. The foregoing shall not restrict a party’s communications with its employees or customers.

13.9 Interpretation. The section and article headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted. The controlling language for this Agreement shall be American English.

14.10 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13.11 Use of Name. Except as otherwise expressly permitted herein, neither party shall, without the other party’s prior written approval, refer to such other party or its Affiliates in any advertising or publications. Neither party shall disclose any details of this Agreement to any third party except as expressly permitted herein or as may be authorized in writing by an authorized officer of the other party.

13.12 Risk of Failure. Allurion and Medtronic recognize and assume the significant risks with acceptance in the marketplace of any of the Products, and specifically and individually assume the risk that the market will fail to accept any of the Products to the level anticipated by Allurion or Medtronic at the time this Agreement is signed.

13.13 Devotion of Resources. Any obligations regarding a duty to devote resources and efforts to the activities pursuant to this Agreement are contained in this Agreement. There is no implied obligation to devote any other level of resources or effort.

13.14 Competitive Products. This Agreement in no way precludes the development, manufacture, sale, distribution or use of any product or technology not in accordance with this Agreement but that may be compatible or competitive with any of the Products.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

ALLURION TECHNOLOGIES, INC.

/s/ Christopher Geberth
By: Christopher Geberth
Its: Chief Financial Officer
Date: 5/13/2023

COVIDIEN AG

/s/ Eric Vibert
By: Eric Vibert
Its: Managing Director
Date: May 15, 2023

EXHIBIT A

Product and Services

Product	Product code	Volume size (cc)	List Price /RRP
The AllurionTM Device - REF 10D	[***]	[***]	[***]
The AllurionTM Filler System	[***]	[***]	[***]
The AllurionTM Stylet: Pack of 5	[***]	[***]	[***]
The AllurionTM Practice Capsule: Pack of 10	[***]	[***]	[***]
Reusable Pressure Infusor: Pack of 12	[***]	[***]	[***]
The AllurionTM Demo Kit (individual)	[***]	[***]	[***]
Connected Scale	[***]	[***]	[***]
Health Tracker	[***]	[***]	[***]
Digital Demo Kit: Scale and Health Tracker	[***]	[***]	[***]
Extraction Kit: Pack of 5	[***]	[***]	[***]
Virtual Care Suite VCS+ (1 - 20 users)	[***]	[***]	[***]
Virtual Care Suite VCS+ (21 - 100 users)	[***]	[***]	[***]
Virtual Care Suite VCS+ (101 - 250 users)	[***]	[***]	[***]
Virtual Care Suite VCS+ (251 - 500 users)	[***]	[***]	[***]
Virtual Care Suite VCS+ (501 - 1000 users)	[***]	[***]	[***]
Virtual Care Suite VCS+ (1001+ users)	[***]	[***]	[***]

(*)	Connected scale and health tracker are [***].

Minimum quantity order for Allurion balloon device, filler System is [***].

EXHIBIT B

Virtual Care Suite Data Form

The Virtual Care Suite Data will consist of a CSV or Microsoft Excel file in a format that consists of the following structure and fields, unless modified by mutual agreement by both Parties. Data shown in the fields is example only.

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